UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2012

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

                      Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 11, 2012, J. C. Penney Company, Inc. (the “Company”) issued a press release announcing that Michael P. Dastugue, Executive Vice President and Chief Financial Officer, will be leaving the Company, effective April 13, 2012.

 A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(c)           On April 11, 2012, the Company announced that Michael W. Kramer, the Company’s Chief Operating Officer, will serve as the Company’s interim Chief Financial Officer, effective April 13, 2012.  Mr. Kramer, 47, has been the Company’s Chief Operating Officer since December 2011.  Prior to joining the Company, he was President and Chief Executive Officer of Kellwood Company.  From 2005 to 2008, Mr. Kramer was Executive Vice President and Chief Financial Officer at Abercrombie & Fitch.  From 2000 to 2005, he was at Apple, Inc., where he served as Chief Financial Officer of Apple retail.  Mr. Kramer previously held key financial leadership roles with The Limited, Pizza Hut and Einstein Noah Bagel Corporation.

           A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued April 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:/s/ Janet Dhillon
      Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date:  April 11, 2012

EXHIBIT INDEX

Exhibit Number                         Description

99.1	J. C. Penney Company, Inc. News Release issued April 11, 2012